POWER OF ATTORNEY

         Know all by these presents, that the undersigned hereby constitute and appoint Michael Marino, with full power of substitution, the undersigneds' true and lawful attorney-in-fact to:

         (1) execute for and on behalf of the undersigned, in the undersigneds' capacities as stockholders of Douglas Dynamics, Inc. (the "Company"), and with respect to securities of the Company beneficially owned by the undersigned, Forms 3, 4, and 5 and any amendments thereto in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

         (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such filings, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

         (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

         The undersigned hereby grant to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledge that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigneds' responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

         This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 or any amendments thereto with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

         IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 30th day of April 2010.

AURORA EQUITY PARTNERS II L.P.

By:      Aurora Capital Partners II L.P.,
         its general partner

By:      Aurora Advisors II LLC,
         its general partner

By:      /s/Timothy J. Hart
Name: Timothy J. Hart
Title: Vice President, Secretary and General Counsel

AURORA CAPITAL PARTNERS II L.P.

By:      Aurora Advisors II LLC,
         its general partner

By:      /s/Timothy J. Hart
Name: Timothy J. Hart
Title: Vice President, Secretary and General Counsel

AURORA ADVISORS II LLC

By:      /s/Timothy J. Hart
Name: Timothy J. Hart
Title: Vice President, Secretary and General Counsel

AURORA OVERSEAS EQUITY PARTNERS II, L.P.

By:      Aurora Overseas Capital Partners II, L.P.,
         its general partner

By:      Aurora Overseas Advisors II, LDC,
         its general partner

By:      /s/Timothy J. Hart
Name: Timothy J. Hart
Title: Vice President, Secretary and General Counsel

AURORA OVERSEAS CAPITAL PARTNERS II, L.P.

By:      Aurora Overseas Advisors II, LDC,
         its general partner


By:      /s/Timothy J. Hart
Name: Timothy J. Hart
Title: Vice President, Secretary and General Counsel

AURORA OVERSEAS ADVISORS II, LDC


By:     /s/Timothy J. Hart
Name: Timothy J. Hart
Title: Vice President, Secretary and General Counsel